LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS


         I hereby constitute and appoint each of Michael G. Stewart and Philip Summerlin, signing individually, as my true and lawful attorney-in-fact to:

         1. execute, for and on my behalf, in my capacity as an officer and/or director of Medical Properties Trust, Inc. (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the related rules;
         2. perform any acts on my behalf which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and to file such forms with the Securities and Exchange Commission and any stock exchange or similar authority; and
         3. take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to me, in my best interest, or legally required, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this power of attorney shall be in such form and contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

         I hereby grant to each such attorney-in-fact full power and authority to perform any act necessary or proper to be done in the exercise of any of the rights and powers granted in this power of attorney, as fully as I could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or their substitutes, lawfully do or cause to be done by virtue of this power of attorney and the rights and powers granted in this power of attorney. I acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Securities and Exchange Act of 1934. This power of attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 and 5 with respect to my holdings of and transactions in the Company's securities, unless I revoke it earlier in a signed writing delivered to the foregoing attorneys-in-fact.

         IN WITNESS WHEREOF, I have executed this power of attorney this 26th day of February, 2007.


/s/ Sherry A. Kellet
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Print Name:  Sherry A. Kellet